CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS



We consent to the references to our firm under the captions "Financial Highlights" for the John Hancock Special Value Fund in the John Hancock Growth Funds Prospectus, and "Independent Auditors" in the John Hancock Special Value Fund Class A, Class B and Class C Shares Statement of Additional Information in Post-Effective Amendment No. 40 to the Registration Statement (Form N-1A No. 2-90305) dated November 1, 1998.

We also consent to the incorporation by reference therein of our report dated February 6, 1998, with respect to the financial statements and financial highlights of the John Hancock Special Value Fund in the Form N-1A.


                                                     /s/ERNST & YOUNG LLP
                                                     Ernst & Young LLP


Boston, Massachusetts
October 23, 1998

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                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the use in the Statements of Additional Information constituting parts of this Post Effective Amendment No. 40 to the registration statement on Form N-1A (the "Registration Statement") of our reports dated December 15, 1997, relating to the financial statements and financial highlights appearing in the October 31, 1997 Annual Report to Shareholders of the John Hancock Financial Industries Fund and the John Hancock Regional Bank Fund (each a series of John Hancock Investment Trust II), which appear in such Statements of Additional Information and which constitute parts of this Registration Statement. We also consent to the references to us under the headings "Independent Auditors" in such Statements of Additional Information and the references to us under the headings "Financial Highlights" in such Prospectuses.



/s/PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
Boston, Massachusetts
October 23, 1998